Exhibit 99.1

INDEPENDENT AUDITORS’ REPORT

Board of Directors

North American Propane, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheets of North American Propane, Inc. and Subsidiaries as of September 30, 2011 and 2010, and the related consolidated statements of operations, comprehensive income (loss), stockholders’ equity (deficit), and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of North American Propane, Inc. and Subsidiaries as of September 30, 2011 and 2010, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

GRAY, GRAY & GRAY, LLP

Westwood, Massachusetts

April 11, 2012

NORTH AMERICAN PROPANE, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

ASSETS

	September 30,
	2011	2010
CURRENT ASSETS
Cash	$—	$359,443
Accounts receivable, trade, less allowance for doubtful accounts of $335,000 in 2011 and $485,623 in 2010	5,455,575	5,132,116
Inventories	3,966,636	4,334,224
Deferred tax asset	6,653,935	—
Prepaid expenses and other current assets	1,623,255	836,393

TOTAL CURRENT ASSETS	17,699,401	10,662,176

PROPERTY, PLANT, AND EQUIPMENT
Building and improvements	2,736,934	2,692,900
Land	2,166,548	2,144,796
Tanks and equipment	27,684,286	26,301,157
Furniture and fixtures	183,261	172,200
Vehicles	11,297,318	10,176,014
Computer equipment	1,308,573	1,198,186

	45,376,920	42,685,253
Less accumulated depreciation	14,188,329	11,025,942

NET PROPERTY, PLANT, AND EQUIPMENT	31,188,591	31,659,311

OTHER ASSETS
Deferred taxes	1,703,170	—
Intangible assets, net of accumulated amortization of $8,850,272 in 2011 and $6,828,656 in 2010	5,058,270	7,079,886
Goodwill	2,787,220	3,065,072

TOTAL OTHER ASSETS	9,548,660	10,144,958

TOTAL ASSETS	$58,436,652	$52,466,445

The accompanying notes are an integral part of these financial statements.

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

	September 30,
	2011	2010
CURRENT LIABILITIES
Accounts payable	$3,843,029	$3,383,387
Accrued expenses	3,377,173	1,899,085
Customer deposits	6,063,364	6,125,720
Current portion of long-term commitments	348,000	383,000
Current portion of long-term debt	26,487,113	2,370,066

TOTAL CURRENT LIABILITIES	40,118,679	14,161,258

LONG-TERM LIABILITIES
Long-term commitments, net of current portion	540,000	1,118,000
Long-term debt, net of current portion	12,006,981	34,805,107
Accrued preferred dividends	2,475,772	2,475,772

TOTAL LONG-TERM LIABILITIES	15,022,753	38,398,879

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY (DEFICIT)
Convertible preferred stock, Series B, 7% cumulative, $0.01 par value:
Authorized 69,396 shares, issued and outstanding 65,624 shares in 2011 and 2010 (liquidating preference of $12,033,908 in 2011 and 2010)	656	656
Redeemable preferred stock, $0.01 par value:
Authorized 69,396 shares; none issued and outstanding	—	—
Convertible preferred stock, Series A, $0.01 par value:
Authorized 5,300 shares; issued and outstanding 5,000 shares (liquidation preference of $500,000)	50	50
Common stock, $0.01 par value:
Authorized 74,000 shares; issued and outstanding 1 share	—	—
Restricted common stock, $0.01 par value:
Issued and outstanding 7,317 shares	73	73
Additional paid-in capital	12,233,812	11,913,311
Accumulated deficit	(8,499,797)	(11,520,539)
Accumulated other comprehensive loss	(439,574)	(487,243)

TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	3,295,220	(93,692)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$58,436,652	$52,466,445

The accompanying notes are an integral part of these financial statements.

NORTH AMERICAN PROPANE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended September 30,
	2011	2010
REVENUES
Propane	$62,591,293	$52,475,020
Industrial gas and hardgoods	4,748,339	4,442,336
Distillates	32,028,398	24,737,743
Service and installations	7,311,886	7,700,025

TOTAL REVENUES	106,679,916	89,355,124

COSTS AND EXPENSES
Cost of products sold	77,026,335	60,194,152
Operating expenses	23,821,623	23,498,944
Acquisition costs	—	633,061
Non-operating legal and finance costs	1,420,365	—
Management fees	56,250	75,000
Stock option compensation expense	320,501	—
Depreciation and amortization	5,241,711	5,908,168

TOTAL COSTS AND EXPENSES	107,886,785	90,309,325

LOSS FROM OPERATIONS	(1,206,869)	(954,201)

OTHER INCOME (EXPENSES)
Interest expense	(4,045,048)	(2,308,153)
Other expenses	(101,987)	(88,519)
Gain on sale of assets	17,541	31,657

TOTAL OTHER INCOME (EXPENSES)	(4,129,494)	(2,365,015)

LOSS BEFORE BENEFIT FROM INCOME TAX	(5,336,363)	(3,319,216)

INCOME TAX BENEFIT
Deferred	8,357,105	—

NET INCOME (LOSS)	$3,020,742	$(3,319,216)

The accompanying notes are an integral part of these financial statements.

NORTH AMERICAN PROPANE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

	Year Ended September 30,
	2011	2010

NET INCOME (LOSS)	$3,020,742	$(3,319,216)

OTHER COMPREHENSIVE INCOME (LOSS)
Unrealized gain (loss) on interest rate swap	47,669	(360,032)

TOTAL COMPREHENSIVE INCOME (LOSS)	$3,068,411	$(3,679,248)

The accompanying notes are an integral part of these financial statements.

NORTH AMERICAN PROPANE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

YEARS ENDED SEPTEMBER 30, 2011 AND 2010

	Convertible Preferred		Convertible Preferred		Restricted				Accumulated Other
	Stock, Series B		Stock, Series A		Common Stock		Additional Paid-	Accumulated	Comprehensive
	Amount	Shares	Amount	Shares	Amount	Shares	in Capital	Deficit	Loss	Total
BALANCE AT SEPTEMBER 30, 2009	$593	59,275	$50	5,000	$73	7,317	$9,913,374	$(7,580,954)	$(127,211)	$2,205,925

Net (loss)	—	—	—	—	—	—	—	(3,319,216)	—	(3,319,216)

Preferred dividends	—	—	—	—	—	—	—	(620,369)	—	(620,369)

Stock issued	63	6,349	—	—	—	—	1,999,937	—	—	2,000,000

Other comprehensive loss	—	—	—	—	—	—	—	—	(360,032)	(360,032)

BALANCE AT SEPTEMBER 30, 2010	656	65,624	50	5,000	73	7,317	11,913,311	(11,520,539)	(487,243)	(93,692)

Net income	—	—	—	—	—	—	—	3,020,742	—	3,020,742

Stock compensation expense	—	—	—	—	—	—	320,501	—	—	320,501

Other comprehensive gain	—	—	—	—	—	—	—	—	47,669	47,669

BALANCE AT SEPTEMBER 30, 2011	$656	65,624	$50	5,000	$73	7 317	$12,233,812	$(8,499,797)	$(439,574)	$3,295,220

The accompanying notes are an integral part of these financial statements.

NORTH AMERICAN PROPANE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended September 30,
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$3,020,742	$(3,319,216)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Deferred tax benefit	(8,357,105)	—
Depreciation and amortization	5,241,711	5,908,168
Stock option compensation expense	320,501	—
Gain on sale of assets	(17,541)	(31,657)
Bad debt expense	384,921	308,426
(Increase) decrease in assets:
Accounts receivable, trade	(708,380)	(588,721)
Inventories	367,588	(815,052)
Prepaid expenses and other assets	(786,862)	(233,390)
Increase in liabilities:
Accounts payable, accrued expenses, long-term commitments and customer deposits	1,587,896	2,214,644

NET CASH PROVIDED BY OPERATING ACTIVITIES	1,053,471	3,443,202

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of fixed assets in acquisitions	—	(4,344,574)
Proceeds from sale of assets	51,657	59,990
Purchase of customer relations from acquisition	—	(2,006,064)
Purchase of goodwill from acquisition	—	(864,290)
Purchase of property, plant, and equipment	(2,045,951)	(761,537)

NET CASH (USED) BY INVESTING ACTIVITIES	(1,994,294)	(7,916,475)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from revolver	111,847,936	98,843,595
Repayments on revolver	(111,874,207)	(94,360,106)
Principal payments on long-term debt	(2,392,349)	(1,650,773)
Proceeds from long-term debt	3,000,000	—
Proceeds from issuance of preferred stock	—	2,000,000

NET CASH PROVIDED BY FINANCING ACTIVITIES	581,380	4,832,716

NET INCREASE (DECREASE) IN CASH	(359,443)	359,443

CASH AT BEGINNING OF YEAR	359,443	—

CASH AT END OF YEAR	$—	$359,443

SUMMARY OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Purchase of property and equipment with debt	$737,541	$1,947,910
Goodwill assumed from acquisition through debt	$—	$492,390
Customer relations from acquisitions financed with debt	$—	$615,610
Non-compete purchased with debt	$—	$149,880
Accumulated other comprehensive income (loss) included in accounts payable and accrued expenses	$47,669	$360,031
Preferred dividends accrued	$—	$620,369
Non cash reduction of goodwill and long-term commitments	$277,852	$—

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$2,277,560	$2,082,377

The accompanying notes are an integral part of these financial statements.

NORTH AMERICAN PROPANE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2011 AND 2010

NOTE 1 — BUSINESS

Principal Business Activity — North American Propane, Inc. (the “Company”) is a holding company for its wholly-owned subsidiaries EnergyUSA Propane, Inc. (“EnergyUSA”), EUSA-Allied Acquisition Corp. (“Allied”) and EUSA Heating and Air Conditioning Services, Inc. (“EUSA-HAC”).  EnergyUSA and Allied are engaged in the sale and distribution of propane and petroleum distillates to retail customers including sale, rental, service, and installation of related equipment.  Additionally, the companies operate a packaged gas business throughout New England and the Mid-Atlantic states.  EnergyUSA conducts business primarily in Massachusetts with operations in Maine, New Hampshire, Connecticut, and Rhode Island as well.  Allied’s operations are spread between eastern Pennsylvania, Delaware, Maryland, and New Jersey.  EUSA-HAC began operation of a plumbing and heating service business in Massachusetts in April 2006.  Propane and petroleum distillates accounted for 89% of fiscal 2011 net sales and 86% of fiscal 2010 net sales.

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation — The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries.  All significant intercompany accounts and transactions have been eliminated.

Use of Estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Significant Vendors — The Company purchased 78% of its propane from four suppliers during the year ended September 30, 2011.  Since this product is available from other suppliers, the loss of these suppliers would not have a long-term material adverse effect on the Company’s business.

The Company purchased 75% of its hard-goods from four suppliers during the year ended September 30, 2011.  Since this product is available from other suppliers, the loss of these suppliers would not have a long-term material adverse effect on the Company’s business.

Cash — The cash balances may fluctuate during the year and can exceed the Federal Deposit Insurance Corporation’s (FDIC) coverage limit of $250,000.  However, all funds in noninterest-bearing accounts are temporarily insured in full by the FDIC through December 31, 2012.

Accounts Receivable and Credit Policies — Accounts receivable are uncollateralized customer obligations due under normal trade terms generally requiring payment within 30 days from the invoice date.  Trade accounts receivable are stated at the amount management expects to collect from outstanding balances.  The carrying amounts of accounts receivable are reduced by a valuation allowance that reflects management’s best estimate of the amounts that will not be collected.  Management reviews overdue accounts receivable and estimates the portion, if any, of the balance that will not be collected.

NORTH AMERICAN PROPANE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2011 AND 2010

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Inventories — Inventories are composed of propane, distillates, industrial gas, hardgoods, and welding supplies and are stated at the lower of cost (first-in, first-out basis) or market.

Property, Plant, and Equipment — Property, plant, and equipment are stated at cost.  Depreciation is computed principally on a straight-line method over the estimated useful lives of the related assets as follows:

Estimated
Useful Lives

Building and improvements	39 Years
Tanks and equipment	15 Years
Furniture and fixtures	7 Years
Vehicles	5 Years
Computer equipment	5 Years

Depreciation expense for the years ended September 30, 2011 and 2010 totaled $3,220,094 and $3,221,579, respectively.

Goodwill — Goodwill represents the excess of the purchase prices over the estimated fair value of the net assets acquired from the acquisitions of certain businesses.

Goodwill must be assessed for impairment at least annually or when an event occurs or circumstances change that would indicate potential impairment.  In making this assessment, management relies on a number of factors including operating results, business plans, economic projections, anticipated future cash flows, and market conditions.  Goodwill was written off in the amount of $277,852 for the year ended September 30, 2011 as a result of sales targets not met on certain acquisitions.  The Company had a related long term commitment payable in the same amount which was also written off.  As a result there was no net income effect.

Intangible Assets — Intangible assets include customer relationships, non-compete agreements, loan financing costs, and trademarks.

Intangible assets are being amortized over their estimated useful lives.  Customer relationships and trademarks are being amortized over three to twenty years based on the estimated period from which the assets are expected to contribute to future cash flows.  Non-compete agreements are being amortized over five to seven years, per the terms of applicable agreements.  Loan financing costs are being amortized on a straight-line basis over the expected term of the related debt which is five years.

NORTH AMERICAN PROPANE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2011 AND 2010

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Long-Lived Assets — The Company periodically evaluates the net realizable value of long-lived assets, including property and equipment and amortizable intangible assets through a review of operating results, business plans, economic projections, and anticipated future cash flows.  If indicators of impairment are present, the carrying values of assets are evaluated by estimated future undiscounted cash flows of the business.  If impairment exists, assets are written down to fair value.  No impairments have been noted to date.

Customer Deposits — The Company records a liability for customer deposits received for rental of tank equipment.  The Company also considers net credit customer trade receivable balances, which may result from prepayment programs, as a current liability in customer deposits.

Pricing Program — The Company is involved in a program to purchase and sell propane at fixed prices.  The gallons bought and sold through this program account for less than 1% of all gallons bought or sold by the company during the year.

Derivatives — The Company uses derivatives to manage risks related to interest rate movements.  Interest rate swap contracts designated and qualifying as cash flow hedges are reported at fair value.  The gain or loss on the effective portion of the hedge initially is included as a component of other comprehensive income and is subsequently reclassified into earnings when interest on the related debt is paid.  The Company documents its risk management strategy and hedge effectiveness at the inception of and during the term of each hedge.  The Company’s interest rate risk management strategy is to stabilize cash flow requirements by maintaining interest rate swap contracts to convert variable-rate debt to a fixed rate.

Revenue Recognition — The Company generally recognizes revenue from propane and distillate sales at the time of delivery or, in the case of metered accounts, when consumed.

Revenue from the sale of appliances and equipment is recognized at the time of sale or when installation is complete, as applicable.  Revenues from maintenance and other service activities are recognized upon completion of the service.  Revenues from fixed-price contracts are recognized using the percentage-of-completion method, measured by actual work delivered to date to estimated total cost for each contract.  Because of inherent uncertainties in estimating costs, it is at least reasonably possible that estimates used will change within the near term.

Financial Instruments — The carrying value for each of the Company’s financial instruments (consisting of cash, accounts receivable, and accounts payable) approximates fair value because of the short-term nature of those instruments.  The fair value of the Company’s notes payable and revolving line of credit is estimated based on the quoted market rates for similar debt with remaining maturity.  On September 30, 2011, the carrying value of long-term debt approximates fair value.

NORTH AMERICAN PROPANE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2011 AND 2010

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes — Deferred income taxes are provided based on the liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards, and deferred tax liabilities are recognized for taxable temporary differences.  Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The Company has a net deferred tax asset at September 30, 2011, primarily due to cumulative net operating loss carryforwards.

The Company is required to recognize the financial statement impact of a tax position unless it is more likely than not that the position will be sustained upon examination.  If applicable, the Company recognizes accrued interest related to unrecognized tax benefits in interest expense and penalties in operating expenses.

Advertising — The Company expenses advertising costs as they are incurred.  Advertising expenses for the years ended September 30, 2011 and 2010, were $299,925 and $403,058, respectively.

NOTE 3 — INVENTORIES

Major classes of inventories as of September 30 are as follows:

	2011	2010

Propane	$2,218,132	$1,966,733
Industrial gas and distillates	652,325	1,287,337
Parts	1,096,179	1,080,154

	$3,966,636	$4,334,224

NOTE 4 — ACQUISITIONS

In October 2009, through its subsidiary EnergyUSA Propane, Inc., the Company acquired the operation and certain assets net of liabilities assumed of a propane and distillate supply business (Acquisition A below).  Total acquisition cost was approximately $8.7 million as summarized below.

In April 2010, through its subsidiary EnergyUSA Propane, Inc., the Company acquired the operation and certain assets net of liabilities assumed of a propane and distillate supply business (Acquisition B below).  Total acquisition cost was approximately $62,700 as summarized below.

NORTH AMERICAN PROPANE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2011 AND 2010

NOTE 4 — ACQUISITIONS (CONTINUED)

The following approximately summarizes allocations of the purchase price of the various acquisitions as noted above:

	A	B

Property, plant, and equipment	$(4,308,000)	$(55,700)
Intangibles and other	(2,765,000)	(7,000)
Accounts receivable and other	(530,500)	—
Inventories	(405,500)	—
Accounts payable and other liabilities	714,000	—

Management’s assessed fair value of net assets acquired	(7,295,000)	(62,700)
Acquisition cost of net assets acquired	8,650,000	62,700

Excess of cost over management’s assesed fair value of assets acquired	$1,355,000	$—

NOTE 5 — INTANGIBLE ASSETS

Amortizable intangible assets at September 30 consist of the following:

	2011		2010
	Gross Carrying	Accumulated	Gross Carrying	Accumulated	Estimated
	Amount	Amortization	Amount	Amortization	Useful Lives
Non-compete agreements	$3,031,886	$1,990,214	$3,031,886	$1,583,887	4 - 5 Years
Customer relationships	10,381,877	6,487,711	10,381,877	4,934,090	3 - 20 Years
Loan costs	494,779	372,347	494,779	310,679	2 - 7 Years
Total intangible assets	$13,908,542	$8,850,272	$13,908,542	$6,828,656

Amortization expense for fiscal 2011 and 2010 was $2,021,617 and $2,686,589, respectively.  Estimated amortization expense for each of the five succeeding years is as follows:

Year Ended September 30,
2012	$1,488,988
2013	$1,095,283
2014	$801,561
2015	$556,696
2016	$341,324

NORTH AMERICAN PROPANE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2011 AND 2010

NOTE 6 — LONG-TERM DEBT

Long-term debt consists of the following as of September 30:

	2011	2010
Revolving credit note payable to a senior lender dated July 17, 2008, maturing July 2013, secured by inventory, accounts receivable, equipment, tanks, and intangibles with maximum advances available of $25,000,000. The Company was a party to interest rate swaps which expire in July 2013 and effectively converted the applicable variable rate of prime to fixed rates of 4.15% to 5.59%. The agreement contains certain covenants including maintenance of certain financial ratios as defined in the agreement. The Company was in default of certain of its debt covenants.	$23,146,574	$23,172,845

Note payable to stockholders, maturing February 2013, with interest only payable quarterly at 15.25%, secured by virtually all assets and subordinated to the senior lender. The note was amended in June 2011 and an additional $2 million was borrowed, with interest only payable monthly at 12%. The note was also amended in August 2011 and an additional $1 million was borrowed, with interest only payable monthly at 12%.	8,949,000	5,949,000

Term note payable to a senior lender, dated July 17, 2008, maturing July 2013, with monthly principal due of $32,143 plus interest at a variable rate (3.25% at September 30, 2011), secured by all assets with maximum advances available of $2,700,000. The agreement contains certain covenants including maintenance of certain financial ratios as defined in the agreement. The Company was in default of certain of its debt covenants.	1,478,568	1,864,284

Note payable subordinated to senior debt to the seller of an acquired business, originally due February 2011. The note was amended to be due February 2012 payable in monthly principal payments of $25,000 bearing interest at 5.00%.	75,000	650,000

Note payable to the seller of an acquired business, maturing December 2012, with interest only payable monthly at 5.50%, secured by real estate acquired.	500,000	500,000

NORTH AMERICAN PROPANE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2011 AND 2010

NOTE 6 — LONG-TERM DEBT (CONTINUED)

	2011	2010
Notes payable in connection with the purchase of vehicles and equipment, maturing through January 2016, with monthly payments ranging from $366 to $7,046, including interest ranging from 5.75% to 11.50%, secured by related vehicles and equipment.	1,071,409	755,844

On July 17, 2008, the Company entered into an equipment term loan with borrowings up to $1,500,000, maturing April 2013, and interest at 3.25%. The loan is secured by all of the assets of the Company with monthly principal payments of $25,000.	975,000	1,275,000

Note payable subordinated to senior debt to sellers of an acquired business, maturing December 31, 2012 with interest at 6%, requiring a quarterly principal and interest payment of $25,791.	123,350	215,628

Notes payable subordinated to senior debt to sellers of acquired businesses, maturing through April 2015 with interest ranging from 5.25% to 5.50%, requiring annual principal payments totaling approximately $200,000.	1,522,164	1,676,529

Note payable to a propane supplier, maturing March 31, 2013, with no interest, requiring principal payments of $.35 per gallon for the first 200,000 gallons purchased by the Company each year. The note is personally guaranteed by the former owner of an acquired company.	110,552	158,604

Notes payable subordinated to senior debt to sellers of acquired businesses, maturing through October 2012 with interest of 4.00%, requiring annual principal payments totaling $414,000.	542,477	957,439

	38,494,094	37,175,173
Less current portion	26,487,113	2,370,066

	$12,006,981	$34,805,107

NORTH AMERICAN PROPANE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2011 AND 2010

NOTE 6 — LONG-TERM DEBT (CONTINUED)

Future payments of long-term debt consist of the following:

Year Ended September 30,
2012	$26,487,113
2013	10,886,679
2014	326,567
2015	771,286
2016	22,449

NOTE 7 — LONG-TERM COMMITMENTS

The Company has acquired various propane and oil companies (see Note 4), and as a result of these acquisitions, the Company has Non-Compete Agreements (see Note 2) with the former owners of the companies.  The future payments for these agreements are as follows:

Year Ended September 30,
2012	$348,000
2013	220,000
2014	220,000
2015	100,000

NOTE 8 — INCOME TAXES

The net deferred tax amounts included in the accompanying consolidated balance sheets include the following amounts of deferred tax assets as of September 30:

	2011		2010
	Current	Noncurrent	Current	Noncurrent

Deferred tax assets	$6,653,935	$1,703,170	$306,018	$6,773,356
Valuation allowance	—	—	(306,018)	(6,773,356)

Net deferred tax assets/liability	$6,653,935	$1,703,170	$—	$—

NORTH AMERICAN PROPANE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2011 AND 2010

NOTE 8 — INCOME TAXES (CONTINUED)

The deferred tax assets result primarily from income and expenses recorded and accrued in differing years for financial reporting purposes and for income tax purposes and from net operating losses.  Specifically, the deferred tax assets result primarily from net operating loss carryforwards, the allowance for doubtful accounts, accrued vacation, and differing amortization methods for financial reporting and income tax purposes.  The types of these temporary differences are as follows at September 30:

	2011		2010
	Current	Noncurrent	Current	Noncurrent
State deferred tax assets:
Fixed assets and intangibles	$—	$334,252	$—	$451,809
State net operating loss	697,712	—	—	402,453
Allowance for doubtful accounts	28,629	—	41,351	—
Accrued vacation	18,559	—	14,692	—
Total state	744,900	334,252	56,043	854,262

Federal deferred tax assets:
Fixed assets and intangibles	—	1,368,918	—	1,857,114
Federal net operating loss	5,338,072	—	—	3,762,988
Benefit of state taxes	377,703	—	19,615	298,992
Allowance for doubtful accounts	117,250	—	169,968	—
Accrued vacation	76,010	—	60,392	—
Total federal	5,909,035	1,368,918	249,975	5,919,094

Total deferred tax Assets	$6,653,935	$1,703,170	$306,018	$6,773,356

At September 30, 2011, the Company had federal net operating loss carryforwards of approximately $15,200,000 for income tax purposes that expire from 2025 through 2031, and state net operating loss carry-forwards of approximately $8,200,000 that expire beginning in 2012.  A valuation allowance has been recognized in 2010 to reduce the Company’s entire net deferred tax asset due to uncertainty as to the utilization of the net operating loss carryforwards.  As a result of the expected gain on the asset sale as described in Note 17, management has determined that the valuation allowance for the deferred tax assets, are no longer required.

Currently, the tax years ended September 30, 2011, 2010 and 2009 are open and subject to examination by the Internal Revenue Service and various state taxing authorities.  However, the Company is not currently under audit.

NORTH AMERICAN PROPANE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2011 AND 2010

NOTE 9 — EMPLOYEE BENEFIT PLANS

The Company maintains a defined-contribution plan (“Plan”) covering eligible employees.  Non-union employees become eligible to participate at 21 years of age and completion of 30 days of service.  Union employees become eligible to participate at completion of 60 days of service.  Non-union employees are eligible to receive discretionary Company matching contributions upon initial eligibility, and union employees become eligible to receive discretionary Company matching contributions on the first day of the month following their employment anniversary date.  Employees are 100% vested in their accounts immediately.  The Company reserves the right to terminate the Plan at any time but has not expressed any intent to do so to date.  Company contributions to the Plan for the years ended September 30, 2011 and 2010, were approximately $345,000.

Additionally, as a result of the February 2006 Allied asset purchase, the Company, through Allied, assumed the responsibilities of a collective bargaining agreement and participation in two multi-employer Defined-benefit plans for covered employees of the Allied subsidiary.  The Company does not administer either plan and contributions are determined in accordance with provisions of a collective bargaining agreement.  As of January 1, 2011, the Company had withdrawn from the defined benefit plan for the Allied employees.  The Allied employees, who were eligible, were allowed to enroll in the Company’s defined contribution plan mentioned in the preceding paragraph.

Information with respect to the Company’s proportionate share of the excess, if any, of the actuarially computed value of vested benefits over the total of the benefit plans’ net assets is not available from the Plans’ Administrators.  Due to its new entry as a covered employer under the multi-employer plans, the Company has no potential for withdrawal liability under the provisions of the plans for at least five years.  In conjunction with the February 2006 asset purchase by the Company, the previous owners satisfied the withdrawal liability for covered employees through that date.  The Company made cash contributions to the multi-employer benefit plans of approximately $67,000 and $199,000 for the years ended September 30, 2011 and 2010, respectively.

NORTH AMERICAN PROPANE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2011 AND 2010

NOTE 10 — STOCKHOLDERS’ EQUITY

Convertible Preferred Stock — The holders of the Series A and Series B convertible preferred stock have the following rights:

Conversion:  Each share of Series A and Series B is convertible, at the option of the shareholder, into shares of common stock.  Each share of Series B is convertible into a number of shares of common stock determined by dividing $145.65 by the Series B conversion price, plus one share of redeemable preferred stock.  The Series B conversion price is initially set at $145.65 and is adjusted based on issuance of additional shares of common stock at prices less than the current conversion price.  Each share of Series A is convertible into one share of common stock.  The conversion price for both Series A and Series B is subject to adjustment for certain dilutive events, such as, but not limited to, stock splits and dividends.  All outstanding shares of preferred stock shall automatically be converted into shares of common stock at the then effective conversion prices if there is a sale of shares of common stock at a price to the public.

Redemption:  Upon a change in control transaction at the Company, each share of Series A and Series B are entitled to be redeemed in the same manner as if such transaction were a liquidation event, if elected by the holders of Series B.

Dividends: The holders of the Series A and Series B are entitled to receive dividends, when and as declared by the Company’s board of directors, out of any assets at the time legally available therefore.  Additionally, the holders of Series B are entitled to receive cumulative dividends at the rate of 7% per annum per share of Series B Preferred stock from the date of original issuance of such shares, however, such dividends ceased to accrue as of June 30, 2010.  At September 30, 2011 and 2010, accrued dividends on the Series B were $2,475,772.

Liquidation:  In the event of a voluntary or involuntary liquidation, dissolution, or a winding up of the Company, the holders of Series B then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders, before any payment shall be made to the holders of other classes or series of stock, an amount equal to the greater of $145.65 per share plus any dividends accrued or declared that are unpaid, or the “alternative payment” per the stockholder’s agreement.  If, after the payments of all preferential amounts required to be distributed to the holders of Series B, any assets of the Company remain available for distribution to its stockholders, before any payment shall be made to the holders of common stock, the holders of Series A then outstanding shall be entitled to receive an amount equal to the greater of $100.00 per share plus any dividends declared and unpaid, or the “alternative payment” per the stockholder’s agreement.  After the payment of all preferential amounts, any remaining assets shall be distributed among the holders of the shares of common stock then outstanding.

Voting:  The holders of the Series A and Series B are entitled to the number of votes equal to the number of common shares into which the Series A and Series B are convertible.

During the fiscal year ended September 30, 2010, 6,349.21 shares of series “B” convertible preferred stock were issued for $2,000,000.

NORTH AMERICAN PROPANE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2011 AND 2010

NOTE 10 — STOCKHOLDERS’ EQUITY (CONTINUED)

Redeemable Preferred Stock — The holders of redeemable preferred stock have the following rights:

Redemption:  Upon a change in control transaction at the Company, each share of redeemable preferred stock are entitled to be redeemed in the same manner as if such transaction were a liquidation event.

Dividends:  The holders of outstanding shares of redeemable preferred stock are entitled to receive cumulative dividends at a rate of 1% per annum per share of redeemable preferred stock from the date of original issuance of such shares; however, such dividends shall cease to accrue as of June 30, 2010.  No accrual was required at September 30, 2011 or 2010 since no shares of redeemable preferred stock were issued or outstanding at those dates.

Liquidation:  In the event of a voluntary or involuntary liquidation, dissolution, or a winding up of the Company, the holders of redeemable preferred stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders after all payments are made to the Series B convertible preferred stockholders and before any payment shall be made to the holders of other classes or series of stock, an amount equal to $138.37 per share plus any dividends accrued or declared that are unpaid.

Voting:  The holders of shares of redeemable preferred stock are not entitled to vote on any matters except to the extent otherwise required by law.

Common Stock — The holders of each share of common stock shall be entitled to one vote for each share held.  Certain shares of common stock are restricted as to transferability and only vest based upon the Company realizing specified internal rates of return, which have not been reached as of September 30, 2011, or with a change in control of the Company.

NOTE 11 — STOCK OPTION PLAN

The Company’s Board of Directors may grant stock awards to officers, employees, directors, consultants, and key persons of the Company pursuant to the 2005 Stock Incentive Plan (the “2005 Plan”).  Awards shall include incentive stock options, non-qualified stock options, restricted stock awards, and unrestricted stock awards.  The maximum number of shares of common stock reserved for issuance under the Plan for the years ended September 30, 2011 and 2010 was 17,640.  The exercise price shall not be less than the fair market value on the date of grant and the term shall be no greater than 10 years.  These options vest 33% annually over three years and expire over a period of five to ten years.  No options were exercised, forfeited, or expired during the years ended September 30, 2011 or 2010.

NORTH AMERICAN PROPANE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2011 AND 2010

NOTE 11 — STOCK OPTION PLAN (CONTINUED)

The fair value of each option award is estimated on the date of grant using the Black-Scholes option valuation model that uses the following assumptions for the year ended September 30, 2011: expected volatility of 32%, expected dividend yield of 0%, and risk-free interest rate of 1.79%.  The expected volatility is based upon management’s best estimate of the volatility of the Company’s stock and comparisons to publicly traded competitors within the same industry.

The Black-Scholes option-pricing model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable.  In addition, option-pricing models require the input of highly subjective assumptions, including expected stock price volatility.  Because the Company’s employee stock options have characteristics significantly different from those of traded options and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

The Company follows “Accounting for Stock Based Compensation”, utilizing the modified prospective approach.  The compensation expense for share-based plans would be recognized on the straight-line basis over the vesting period of each agreement.  Stock option expense for the year ended September 30, 2011 amounted to $320,501.

	Total	Weighted Average
	Options	Exercise Price

Total options outstanding, October 1, 2009	8,737	$26.33
Granted	—	—
Exercised	—	—
Expired/cancelled	—	—
Total options outstanding, September 30, 2010	8,737	26.33
Granted	—	—
Exercised	—	—
Expired/cancelled	—	—
Total options outstanding, September 30, 2011	8,737	26.33

Options exercisable, September 30, 2011	6,870	26.13

	Nonvested	Weighted Average
	Options	Fair Value
Nonvested Options
Nonvested options, October 1, 2009	6,855	$—
Granted	—	—
Vested	2,494	—
Forfeited	—	—
Nonvested options, September 30, 2010	4,361	—
Granted	—	—
Vested	2,494	145.58
Forfeited	—	—
Nonvested options, September 30, 2011	1,867	144.62

NORTH AMERICAN PROPANE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2011 AND 2010

NOTE 11 — STOCK OPTION PLAN (CONTINUED)

At September 30, 2011, vested, exercisable options were outstanding for 6,870 shares at a weighted average exercise price of $26.13.  The weighted average fair value of these options is $145.58.  These options have remaining terms between 5 and 8 years and expire between September 12, 2016 and March 27, 2019, respectively.

NOTE 12 — ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

For the years ended September 30, 2011 and 2010, the Company had interest rate swap agreements with notional amounts totaling $13,500,000, in connection with advances from the revolving credit note payable in the same amount.  The interest rate swaps were used by the Company to manage interest rate risk.  This agreement effectively changed the interest rate on the loan from a variable rate to a fixed rate ranging from 4.15% to 5.59%.

The Company recognizes the derivative on the balance sheet at fair value at the end of each period.  The derivative is designated as and meets all of the criteria for a cash flow hedge.  Changes in the fair value of the derivative are recorded in accumulated other comprehensive loss.  As of September 30, 2011, an accumulated unrealized net loss on the derivative instrument of $439,574 is recorded in other comprehensive loss.  Due to the sale of the Company assets (see note 17), the swap agreements are anticipated to be liquidated and the unrealized loss (estimated to be approximately $440,000) at the date of liquidation, will be reclassified into operations.

NOTE 13 — RELATED PARTY TRANSACTIONS

The Company pays management fees to its majority stockholder of preferred stock.  Management fees totaled $56,250 and $75,000 for the years ended September 30, 2011 and 2010, respectively.

The Company’s primary legal counsel is a stockholder of the Company.  For the years ended September 30, 2011 and 2010, the Company incurred approximately $201,000 and $150,000 of legal fees from this stockholder, respectively.

NORTH AMERICAN PROPANE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2011 AND 2010

NOTE 14 — COMMITMENTS AND CONTINGENCIES

The Company is obligated under non-cancellable operating leases for land, propane and distillate storage facilities, vehicles, equipment, and office space with initial or remaining terms of one year or more.  Certain of the land leases have terms that run through the year 2081.  The Company incurred lease expense of $494,084 and $416,603 for the years ended September 30, 2011 and 2010, respectively.

Future minimum annual commitments under non-cancellable leases are approximately as follows:

Year Ended September 30,
2012	$228,000
2013	201,000
2014	187,000
2015	187,000
2016	117,000

The Company has contracts with major suppliers to purchase approximately 27,311,000 gallons of propane at market prices.  These contracts expire through April 2012.

At September 30, 2011, the Company has five outstanding letters of credit totaling $1,000,000, expiring through September 2012.

The Company has entered into an employment contract with the President and Chief Executive Officer of the Company that expires in June 2013.

Certain Company operations include activities that are subject to extensive federal and state environmental regulations.  As a result of these regulations, the Company may be required to dispose of certain items in accordance with applicable regulations.  Costs associated with the disposal are charged to operations as incurred.  At September 30, 2011 and 2010, there were no unpaid environmental costs accruing into future periods.

The Company is currently in litigation with the Teamsters Pension Union Trust fund over an assessed multi-employer pension fund liability in the amount of $679,325 that the Company is charged with responsibility.  The Company has vigorously challenged this litigation however is making quarterly payments to the Fund in the amount of $54,436.11 as part of a temporary agreement.  As of the date of the financial statements, an ultimate outcome or potential award as it relates to the case cannot be predicted with any certainty.

Certain legal actions, claims, and complaints arising in the ordinary course of business, primarily personal injury and property damage, have been filed or are pending against the Company.  In the opinion of management, there are adequate provisions and insurance to cover any potential losses.

NORTH AMERICAN PROPANE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2011 AND 2010

NOTE 15 — FAIR VALUE MEASUREMENTS

Fair value of liabilities measured on a recurring basis at September 30, 2011, using significant unobservable inputs (Level 3) are as follows:

Interest Rate
Swaps

Balance at October 1, 2010	$(487,243)

Total unrealized income:
Included in other comprehensive income (loss)	47,669

Balance at September 30, 2011	$(439,574)

The derivatives are not exchange traded but instead traded in over-the-counter markets where quoted market prices are not readily available.  The fair value of derivatives is derived using models that use primarily market observable inputs, such as interest rate yield curves and credit curves.  Any derivative fair value measurements using significant assumptions that are unobservable are classified as Level 3, which include interest rate swaps whose remaining terms extend beyond market observable interest rate yield curves.  The impacts of the derivative liabilities for the Company’s and the counterparties’ non-performance risk to the derivative trades is considered when measuring the fair value of derivative liabilities.

NOTE 16 — SOURCE OF SUPPLY OF LABOR

Approximately 16% of the Company’s employees are covered under collective bargaining agreements between management and the United Steel Workers of America and the Teamsters Local Union No. 312.  The agreement is with the Teamsters Local Union No. 312 covering employees at the Chester, PA and Elkton, MD locations.  The contracts were extended until June 30, 2014 subject to annual wage negotiations.  The agreement with the United Steel Workers of America covering employees at the Taunton, MA location expires on June 30, 2011 and the agreement with the United Steel Workers of America covering employees at the Lawrence, MA, Elliot, ME, and Portland, ME locations expires on September 30, 2013.

NORTH AMERICAN PROPANE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2011 AND 2010

NOTE 17 — SUBSEQUENT EVENTS

The Company has evaluated subsequent events through April 11, 2012, the date which the financial statements were available to be issued.

On January 16, 2012, the company agreed to sell all of its assets except cash balances for a purchase price of $66.8 million plus the assumption of certain liabilities and subject to a working capital adjustment as defined in the Asset Purchase Agreement (“Agreement”).  The Agreement contains certain representations and warranties by the Company, including but not limited to, litigation, environmental matters, taxes, and contracts.  The closing occurred on February 3, 2012.